Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of CH2M HILL Companies, Ltd. ("CH2M HILL"), each hereby certifies that, to his knowledge on the date hereof:

  (a)
  the Form 10-Q of CH2M HILL for the Period Ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CH2M HILL.

/c/ RALPH R.PETERSON Ralph R. Peterson Chief Executive Officer August 12, 2002
/c/ SAMUEL H. IAPALUCCI Samuel H. Iapalucci Chief Financial Officer August 12, 2002